UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 9, 2018

TANGER FACTORY OUTLET CENTERS, INC.

TANGER PROPERTIES LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

North Carolina North Carolina	1-11986 333-03526-01	56-1815473 56-1822494
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408

(Address of principal executive offices) (Zip Code)

3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408

(Address of principal executive offices) (Zip Code)

(336) 292-3010

(Registrant’s telephone number, including area code)

(336) 292-3010

(Registrant’s telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 9, 2018, Tanger Properties Limited Partnership (the “Operating Partnership”), a majority owned subsidiary of Tanger Factory Outlet Centers, Inc. (the “Company”), closed on a Third Amended and Restated Credit Agreement by and among the Operating Partnership, the lenders party thereto, and Bank of America, N.A., as administrative agent and L/C issuer (the “Amended and Restated Revolving Credit Agreement”). Among other changes, the Amended and Restated Revolving Credit Agreement increased the aggregate principal amount of credit available under the Amended and Restated Revolving Credit Agreement from $500 million to $580 million, extended the maturity an additional two years through October 29, 2021 (with a one-year extension option beyond maturity), increased the amount by which the Operating Partnership may request an increase in the aggregate principal amount of credit available from an additional $500 million to an additional $620 million, removed the swingline sub-facility and reduced pricing. In addition, the Amended and Restated Revolving Credit Agreement reduced the maximum Letter of Credit Sublimit from $50 million to $20 million, increased the threshold amount of unsecured obligations at which a Wholly-Owned Subsidiary or Controlled Subsidiary of the Operating Partnership would become a Subsidiary Guarantor from $2 million to $5 million, made certain changes to the definitions of Total Adjusted Asset Value and Total Liabilities, removed the requirement to maintain a Fair Market Minimum Net Worth equal to or in excess of $1.2 billion, amended certain other covenants, and made certain other immaterial changes. The Amended and Restated Revolving Credit Agreement also includes successor LIBOR language providing for amendment to the agreement to replace LIBOR with an alternate benchmark rate in certain circumstances.

Concurrently with the Amended and Restated Revolving Credit Agreement, the Operating Partnership closed on (i) a Third Amended and Restated Liquidity Credit Agreement by and among the Operating Partnership, the lenders party thereto, and Bank of America, N.A., as administrative agent (the “Liquidity Credit Agreement”); and (ii) a Second Amendment to Amended and Restated Term Loan Agreement by and among the Operating Partnership, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, and the Company as guarantor. These amendments made certain conforming changes from the Amended and Restated Revolving Credit Agreement, including, in the case of the Liquidity Credit Agreement, extending the maturity to conform with the maturity of the Amended and Restated Revolving Credit Agreement.

The foregoing descriptions of the amendments are qualified in their entirety by reference to the full text of the amendments, which are filed as exhibits hereto and incorporated herein by reference. Capitalized terms used but not defined herein have the meanings ascribed to them in the respective amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 is set forth in Item 1.01 above, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included with this Report:

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement, dated as of January 9, 2018, by and among Tanger Properties Limited Partnership, as the Borrower, Bank of America, N.A., as Administrative Agent and L/C Issuer, and the Other Lenders Party Thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, and US Bank National Association, as Joint Bookrunners and Joint Lead Arrangers, Wells Fargo Bank, National Association, as Syndication Agent, US Bank National Association, as Syndication Agent, Suntrust Bank, as Documentation Agent, Branch Banking and Trust Company, as Documentation Agent, PNC Bank, National Association, as Document Agent, and Regions Bank as Managing Agent.

10.2	Third Amended and Restated Liquidity Credit Agreement, dated as of January 9, 2018, by and among Tanger Properties Limited Partnership, as the Borrower, Bank of America, N.A., as Administrative Agent, and the Other Lenders Party Thereto.

10.3	Second Amendment to Amended and Restated Term Loan Agreement dated as of January 9, 2018, by and among Tanger Properties Limited Partnership, as the Borrower, Tanger Factory Outlet Centers, Inc., as the Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2018

TANGER FACTORY OUTLET CENTERS, INC.

By:	/s/ James F. Williams
Name:	James F. Williams
Title:	Senior Vice President, Chief Financial Officer

TANGER PROPERTIES LIMITED PARTNERSHIP

By:	TANGER GP TRUST, its sole general partner

By:	/s/ James F. Williams
Name:	James F. Williams
Title:	Vice President and Treasurer (Principal Financial Officer)